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                       Filed Pursuant to Rule 424(b)(3)
                       Registration Nos. 333-122925; 333-122925-01

Amendment to Pricing Supplement No. 2005-MTNAA022 dated November 11, 2005

(To Prospectus Supplement Dated June 1, 2005 and Prospectus Dated May 3, 2005)

                    5,000 EQUITY LINKED SECURITIES (ELKS(R))

                             CITIGROUP FUNDING INC.
                          MEDIUM-TERM NOTES, SERIES A
                        (REGISTERED NOTES -- FIXED RATE)

                    Payments Due from Citigroup Funding Inc.
             Fully and Unconditionally Guaranteed by Citigroup Inc.

9% ELKS(R) Based Upon American Depository Receipts representing Preferred Shares of Bancolombia S.A., Due 2006

     This is an amendment to the pricing supplement dated November 11, 2005 to the prospectus supplement dated June 1, 2005 and prospectus dated May 3, 2005. This amendment should be read together with the pricing supplement, the prospectus supplement and the prospectus.

     On page PS-18 of the pricing supplement, the entity indicated as serving as paying agent and registrar for the ELKS and as DTC custodian for the global security representing the ELKS is incorrect. The correct paying agent, registrar and DTC custodian for the ELKS is Citibank, N.A.

                            ------------------------

                                   CITIGROUP

November 18, 2005